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                                                                    EXHIBIT 99.2

$900,000.00                                                         June 1, 2004

                                                      ATLANTA, GEORGIA,


       FOR VALUE RECEIVED, THE UNDERSIGNED PROMISE TO PAY TO THE ORDER OF

SALT RIVER RANCH, LLC, a Wyoming limited liability company the principal sum of Nine Hundred Thousand and No/100 DOLLARS, in legal tender of the United States, with interest thereon from date at the rate of -0- per centum (-0-%) per annum, on the unpaid balance until paid. Principal and interest shall be payable at the office of 2401 Lake Park Drive, Suite 355, Smyrna, Georgia 30080 or at such other place as the holder hereof may designate in writing, in installments, as follows:

one final payment of $900,000.00 due on June 1, 2005


         And each of the undersigned, whether principal, surety, guarantor, endorser, or other party, severally waives and renounces, each for himself and family, any and all homestead and exemption rights either of us, or the family of either of us, may have under or by virtue of the laws of the State of Georgia, or any other State, or the United States, as against this debt or any renewal or extension thereof, and further waives demand, protest, notice of demand, protest and non-payment.

         WITNESS its hand and seal

                                        DAVIS TERRY, L.P. a Georgia limited
                                        partnership



                                        By:  /s/ Davis Terry            [SEAL]
                                            ----------------------------
                                             Davis Terry Management Company, LLC
                                        a Georgia limited liability company,
                                        as sole general partner          [SEAL]



                                        By: /s/ Edward L. Terry         [SEAL]
                                            ----------------------------
                                            Edward L. Terry, Managing Member